EXHIBIT 99.1

Contacts: Rob Stewart
Investor Relations
FOR RELEASE	Tel (949) 480-8300
July 24, 2008	Fax (949) 480-8301

ACACIA RESEARCH REPORTS SECOND QUARTER 2008
FINANCIAL RESULTS

Newport Beach, Calif. – (BUSINESS WIRE) – July 24, 2008 – Acacia Research Corporation (Nasdaq: ACTG) today reported results for the three months ended June 30, 2008.

“Acacia Research consolidated revenues for the second quarter of 2008 were $7,116,000 compared to $5,865,000 in the year ago period.  Trailing 12-month revenues were $37,711,000 compared to $46,787,000 at the end of the second quarter of 2007.  Acacia Research reported a second quarter GAAP net loss from continuing operations of $5,041,000 or $0.17 per share, including non-cash charges of $3,182,000,” commented Acacia Research Chairman and CEO, Paul Ryan.

“Acacia Research's subsidiaries entered into 16 new licensing agreements in the second quarter generating revenues from 11 different licensing programs, including 3 new licensing programs.  We also acquired control of 6 new patent portfolios in the quarter for future licensing and now control 95 patent portfolios.”

“Acacia's long-term revenue growth potential continues to increase based on several patented technologies which could commence generating revenues over the next year and growth in our existing licensing programs.  As we have previously stated, the timing of our revenue generation can vary and quarterly revenues are therefore likely to remain uneven.  With $16,164,000 in revenues in the first half of 2008, it is possible we may not generate revenue growth this year over the $52,597,000 recorded in 2007.  We do anticipate increasing Acacia's fundamental value this year from the acquisition of new patent portfolios, the commencement of new licensing programs and continuing to build our leadership position in patent licensing,” concluded Mr. Ryan.

Acacia Research Corporation Consolidated Financial Results

For the Three Months Ended June 30, 2008 and 2007

Results from Continuing Operations

Acacia Research Corporation reported consolidated second quarter 2008 license fee revenues of $7,116,000, compared to $5,865,000 in the second quarter of 2007.  Second quarter 2008 license fee revenues included license fees from 11 of the Company’s technology licensing programs, including initial license fee revenues for our Authorized Spending Accounts technology, Picture Archiving & Communications System technology and Video Editing technology.  Second quarter 2008 license fee revenues also included fees from the licensing of our Audio Communications Fraud Detection technology, Credit Card Fraud Protection technology, DMT® technology, Pop-up Internet Advertising technology, Portable Storage Devices with Links technology, Remote Management of Imaging Devices technology, Rule-Based Monitoring technology and Telematics technology.   Second quarter 2007 revenues included license fees from 20 new licensing agreements covering 8 of our technology licensing programs.  To date, the Company has generated revenues from 35 of its technology licensing programs.

Trailing twelve-month license fee revenues were $37.7 million as of June 30, 2008, as compared to $36.5 million as of March 31, 2008, $52.6 million as of December 31, 2007, $47.9 million as of September 30, 2007, and $46.8 million as of June 30, 2007.

Acacia Research Corporation reported a second quarter 2008 net loss from continuing operations of $5,041,000, as compared to $3,588,000 in the second quarter of 2007.  Included in second quarter 2008 results from continuing operations are non-cash charges totaling $3,182,000, comprised of non-cash stock compensation charges of $1,938,000 and non-cash patent amortization charges of $1,244,000.  Second quarter 2007 results from continuing operations included non-cash charges of $2,458,000, comprised of non-cash stock compensation charges of $1,144,000 and non-cash patent amortization charges of $1,314,000.

Marketing, general and administrative expenses include employee compensation and related personnel costs, including non-cash stock compensation expenses, office and facilities costs, legal and accounting professional fees, public relations, marketing, stock administration and other corporate costs, and patent related development, commercialization, research, consulting and maintenance costs.  Second quarter 2008 marketing, general and administrative expenses increased to $5,947,000, including non-cash stock compensation charges of $1,938,000, from $4,190,000, including non-cash stock compensation charges of $1,144,000, in the comparable 2007 period.  Excluding non-cash stock compensation charges, marketing, general and administrative expenses increased $963,000.  The net increase was due primarily to the addition of licensing, business development and engineering personnel since the end of the comparable 2007 period, an increase in business development and licensing related patent research and consulting costs and an increase in corporate, general and administrative costs, all of which are reflective of the continued growth and expansion of our operating subsidiaries’ intellectual property acquisition, licensing and enforcement businesses and related ongoing operations.

Operating expenses for the second quarter of 2008 and 2007 included inventor royalties expenses of $2,177,000 and $1,611,000, respectively, and contingent legal fees expenses of $1,928,000 and $1,795,000, respectively.  The majority of our operating subsidiaries’ patent portfolios are subject to agreements containing provisions granting to the original patent owner the right to receive inventor royalties based on future net revenues, as defined in the respective agreements, and may also be subject to contingent legal fee arrangements with external law firms engaged on a contingent fee basis.  The economic terms of the inventor and contingent arrangements, if any, vary across patent portfolios.  As such, inventor royalties and contingent legal fees expenses fluctuate period to period based on the amount of revenues recognized each period and the mix of specific patent portfolios generating revenues each period.  The second quarter 2008 increase in inventor royalties expense and contingent legal fees expense, as compared to the second quarter of 2007, was primarily due to the increase in license fee revenues recognized in the second quarter of 2008, as compared to the second quarter of 2007, as described above.

Second quarter 2008 patent-related legal expenses were $1,073,000, compared to $1,069,000 in the comparable 2007 period.  Patent-related legal expenses include patent-related prosecution and enforcement costs incurred by outside law firms engaged on an hourly basis and the out-of-pocket expenses incurred by law firms engaged on a contingent fee basis.  Patent-related legal expenses fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period.  We expect patent-related legal expenses to continue to fluctuate quarter to quarter based on the factors summarized above, in connection with our current and future patent commercialization and enforcement programs.

Financial Condition

Total assets were $67,405,000 as of June 30, 2008 compared to $71,051,000 as of December 31, 2007.  Cash and cash equivalents and investments totaled $45,747,000 as of June 30, 2008 compared to $51,433,000 as of December 31, 2007.  At June 30, 2008, investments included $4,687,000 of auction rate securities.  License fees receivable totaled $4,386,000 as of June 30, 2008 compared to $1,409,000 as of December 31, 2007.

Business Highlights and Recent Developments

Business highlights of the second quarter of 2008 and recent developments include the following:

(Note: Acacia Patent Acquisition LLC, Disc Link Corporation, Financial Systems Innovation LLC, Telematics Corporation, Acacia Media Technologies Corporation, International Printer Corporation, Credit Card Fraud Control Corporation, and Hospital Systems Corporation are all wholly owned operating subsidiaries of Acacia Research Corporation):

•	Disc Link Corporation entered into non-exclusive licenses with the following companies covering patents relating to portable storage devices with links:

•	Smith Micro Software, Inc.
•	Mindjet Corporation, resolving litigation that was pending in the United States District Court for the Eastern District of Texas with respect to certain Mindjet products.
•	Raxco Software, Inc., resolving litigation that was pending in the United States District Court for the Eastern District of Texas with respect to certain Raxco Software, Inc. products.
•	Serif, Inc., resolving litigation that was pending in the United States District Court for the Eastern District of Texas with respect to certain Serif products.

The portable storage devices with links technology generally relates to products sold or distributed on CDs or DVDs that include a link to retrieve additional data via the Internet.

•
Financial Systems Innovation LLC entered into a settlement agreement covering a patent that applies to credit card fraud protection technology with Mothers Work, Inc.  This resolves a dispute that was pending before the United States District Court for the Northern District of Georgia.  The expired patent asserted in this litigation generally relates to a computerized system for protecting retailers and consumers engaged in credit card, check card, and debit transactions.

•
Telematics Corporation entered into a patent license agreement with Navman USA.  The Telematics technology generally relates to systems and methods for displaying mobile vehicle information on a map.  This technology can be used in navigation and fleet management systems that combine wireless communication with GPS tracking and map displays.

•
Acacia Media Technologies Corporation entered into a license agreement with EMC Insurance Group, Inc. for certain uses of its Digital Media Transmission (“DMT®”) technology.  Acacia Media Technologies Corporation has entered into over 300 license agreements for its DMT technology with companies that provide online entertainment, movies, music, news, and sports, e-learning, cable television services, hotel on-demand television services, and corporate advertising and promotion.

•	International Printer Corporation entered into settlement and license agreements with the following companies, covering a portfolio of patents that apply to remote management of imaging devices:

•	Murata Machinery, Ltd. and Muratec America, Inc.
•	Toshiba TEC Corporation and Toshiba America Business Solutions, Inc.
•	Oki Data Corporation

This patented technology generally relates to systems and methods that provide remote control and monitoring of networked imaging devices such as copiers, printers and fax machines.

•	Credit Card Fraud Control Corporation entered into non-exclusive patent license and settlement agreements with the following companies, covering a patent that applies to fraud protection technology:

•	Full Spectrum Telecommunications, Inc., resolving a dispute between the parties, Case No. 2:08-cv-06-DF, that was pending before the United States District Court for the Eastern District of Texas.
•	SPG Solutions, LLC., resolving a dispute between the parties that was pending before the United States District Court for the Eastern District of Texas.

This patented technology generally relates to methods for determining and preventing fraud when using telephonic, computer network or other communication services to complete a sale. The claims cover methods for preventing fraud during the purchase of services for entertainment or technical support.  These methods help protect vendors from credit card charge-backs and help protect consumers whose credit card numbers may have been stolen.

•
Hospital Systems Corporation entered into a license agreement with Siemens Medical Solutions USA, Inc., covering a portfolio of patents that apply to medical picture archiving and communication system (PACS) technology.

•	Acacia Patent Acquisition LLC continued its patent and patent rights acquisition activities, including the following:

•
In April 2008, acquired rights to patents relating to laparoscopic surgery technology.  The patented technology relates to devices used by surgeons to help repair broken or damaged blood vessels or gastrointestinal organs. The devices can be used by cardiologists, gastrointestinal specialists, and other medical professionals.

•
In April 2008, acquired rights to a patent relating to microprocessor technology.  This patented technology relates to the execution of instructions by a processor and has applications in personal computers, servers and embedded processors.

•
In May 2008, acquired a patent relating to interactive TV technology.  This patented technology generally relates to recording interactive TV responses to specific broadcast material from specific users. This technology can be used by advertisers to evaluate current advertisement effectiveness and target buyers with future advertisements.  This technology can also be used by interactive television companies to study subscriber viewing and interactivity behavior.

•
In June 2008, acquired rights to a patent relating to Internet radio advertisement technology.  This patented technology generally relates to advertisement replacement for Internet radio. This technology can be used by radio stations to replace broadcast advertisements for distribution over the Internet.

•
In June 2008, acquired rights to patents relating to improving print quality based on stochastic screening.  This patented technology renders finer detail and eliminates artifacts found in traditional halftone patterns. High-volume, commercial printers, newspapers and publishers can use this technology to improve print quality while cutting cost.

•
In June 2008, acquired rights to a patent relating to enterprise content management technology.  This patented technology generally relates to categorization and sharing of information within an organization and can be used to organize Internet links, electronic files and hardcopy documents.

A conference call is scheduled for today.  The Acacia Research Corporation presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (888) 278-8459 for domestic callers and (913) 312-1453 for international callers, both of whom will need to provide the operator with the confirmation code 8648477.  A replay of the audio presentation will be available for 30 days at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, both of whom will need to enter the code 8648477 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research’s subsidiaries develop, acquire, and license patented technologies.  Acacia Research’s subsidiaries control 95 patent portfolios covering technologies used in a wide variety of industries including audio/video enhancement & synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, database management, data encryption & product activation, digital media transmission (DMT®), digital video production, ecommerce pricing, image resolution enhancement, interactive data sharing, interactive television, location based cell phone services, medical image stabilization, medical monitoring, microprocessor enhancement, remote management of imaging devices, resource scheduling, telematics and user activated Internet advertising.

Information about Acacia Research is available at www.acaciatechnologies.com and www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting the credit markets and technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions.  We also note that our reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and we believes that such comparisons cannot be relied upon as indicators of future performance.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K, and other reports we file with the Securities and Exchange Commission discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason

ACACIA RESEARCH CORPORATION
CONSOLIDATED SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONSOLIDATED BALANCE SHEET INFORMATION

	June 30,	December 31,
	2008	2007

Total Assets	$67,405	$71,051
Total Liabilities	$8,221	$6,247
Total Stockholders’ Equity	$59,184	$64,804

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007

License fee revenues	$7,116	$5,865	$16,164	$31,050

Operating expenses:
Marketing, general and administrative expenses (including non-cash stock compensation expense of $1,938 and $3,767 for the three and six months ended June 30, 2008 and $1,144 and $1,907 for the three and six months ended June 30, 2007)	5,947	4,190	12,573	8,518
Inventor royalties and contingent legal fees expense - patents	4,105	3,406	8,836	17,528
Legal expenses - patents	1,073	1,069	2,089	2,436
Amortization of patents	1,244	1,314	2,579	2,630

Total operating expenses	12,369	9,979	26,077	31,112

Operating loss	(5,253)	(4,114)	(9,913)	(62)

Other income (expense):
Interest income	238	650	693	1,057
Loss on investments	-	-	(263)	-

Total other income (expense)	238	650	430	1,057

Income (loss) from continuing operations before income taxes	(5,015)	(3,464)	(9,483)	995

Provision for income taxes	(26)	(124)	(47)	(148)

Income (loss) from continuing operations	(5,041)	(3,588)	(9,530)	847

Discontinued operations:
Loss from discontinued operations - Split-off of CombiMatrix Corporation	-	(3,667)	-	(5,800)

Net loss	$(5,041)	$(7,255)	$(9,530)	$(4,953)

Income (loss) per common share:
Acacia Research - Acacia Technologies stock:
Net income (loss)	$(5,041)	$(3,588)	$(9,530)	$847
Basic earnings (loss) per share	(0.17)	(0.13)	(0.33)	0.03
Diluted earnings (loss) per share	(0.17)	(0.13)	(0.33)	0.03

Acacia Research - CombiMatrix stock - Discontinued Operations - Split-off of CombiMatrix Corporation:
Loss from discontinued operations - Split-off of CombiMatrix Corporation	$-	$(3,667)	$-	$(5,800)
Basic and diluted loss per share	-	(0.06)	-	(0.11)

Weighted average shares:
Acacia Research - Acacia Technologies stock:
Basic	29,321,176	28,298,328	29,269,713	28,071,069
Diluted	29,321,176	28,298,328	29,269,713	31,064,677
Acacia Research - CombiMatrix stock:
Basic and diluted	-	57,143,839	-	54,842,813